UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2025

OVID THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, 14th Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-661-7661

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	OVID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 2, 2025, Ovid Therapeutics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”), pursuant to which the Company agreed to issue and sell an aggregate of (i) 57,722 shares of its Series B convertible preferred stock, par value $0.001 per share (the “Series B Preferred Stock”), (ii) Series A warrants (the “Series A Warrants”) to purchase 38,481,325 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and/or pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”) and (iii) Series B warrants to purchase 28,861,000 shares of Common Stock and/or Pre-Funded Warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to the Investors in a private placement (the “PIPE financing”). Each share of Series B Preferred Stock is being sold together with a Series A Warrant to purchase 666.66 shares of Common Stock and/or Pre-Funded Warrants (rounded down to next whole share based on each investor’s aggregate purchase) and a Series B Warrant to purchase 500 shares of Common Stock and/or Pre-Funded Warrants (together, a “Security”). The Securities will be sold at a purchase price of $1,400.00 per Security to the Investors, which includes the Company’s Chief Executive Officer. The Warrants will each have an exercise price of $1.40 per share.

The PIPE financing is expected to result in gross proceeds of up to $175.1 million to the Company, including initial gross proceeds of approximately $80.8 million, in each case before placement agent fees and offering expenses. The Company intends to use the net proceeds from the initial closing of the PIPE financing, together with the Company’s existing cash, cash equivalents and marketable securities, to provide financing for research and development, general corporate expenses, and working capital needs.

TD Cowen, Leerink Partners and Oppenheimer & Co. are acting as joint placement agents for the PIPE financing.

The closing of the PIPE financing is subject to customary closing conditions and is expected to occur on or about October 6, 2025 (the “Closing Date”).

Series B Preferred Stock

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designation”), the shares of Series B Preferred Stock are convertible into an aggregate of 57,722,000 shares of Common Stock, with each share of Series B Preferred Stock being convertible into 1,000 shares of Common Stock, subject to Company stockholder approval and certain beneficial ownership limitations set by each holder.

Subject to the terms and limitations contained in the Certificate of Designation, the Series B Preferred Stock issued in the PIPE financing will not become convertible until the Company’s stockholders have approved each of (i) an increase in the number of authorized shares of Common Stock to enable the Company to issue all of the shares of Common Stock that are issuable upon the conversion of the Series B Preferred Stock (the “Conversion Shares”) and the shares of Common Stock that are issuable upon the exercise of the Warrants (the “Warrant Shares”), and (ii) the issuance of the Conversion Shares and the Warrant Shares in accordance with the listing rules of the Nasdaq Stock Market (collectively, the “Stockholder Approval”). Effective as of 5:00 p.m. Eastern Time on the second business day after the date of the Stockholder Approval and subject to the Company filing an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware evidencing such Stockholder Approval, each share of Series B Preferred Stock shall automatically convert into Common Stock at the Conversion Ratio (as defined in the Certificate of Designation), subject to the terms and limitations contained in the Certificate of Designation.

Warrants

The Series A Warrants will be exercisable following receipt of the Stockholder Approval and will terminate upon the earlier of (a) the 30th calendar day following date on which the Company publicly announces the clearance of the first of any investigational new drug application, clinical trial application or other foreign equivalent with respect to the clinical development of the Company’s OV4071 product candidate (the “Milestone Event”); provided that such 30-calendar day period shall not commence unless and until a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Series A Warrants is effective; and (b) October 6, 2030.

The Series B Warrants will be exercisable following receipt of the Stockholder Approval and will terminate on October 6, 2030. In addition, the Company has the right to cause the Series B Warrants to be exercised upon 15 business days’ prior notice upon the satisfaction of certain stock price requirements as set forth in the terms of the Series B Warrants (the “Mandatory Exercise”); provided that a registration statement covering the resale of the shares of Common Stock issuable upon the exercise of the Series B Warrants is effective as of such date.

Under the terms of the Warrants, the Company may not give effect to the exercise of any such Warrant, and a holder will not be entitled to exercise any portion of any such Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) would exceed, at the discretion of each holder, 0% through 19.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, which percentage may be increased or decreased at the holder’s election upon notice to the Company, up to 19.99%. If a holder is subject to the Maximum Percentage upon exercise of the Series A Warrants following the Milestone Event or the Series B Warrants following the Company’s election to effect a Mandatory Exercise, as applicable, they will receive, in lieu of shares of Common Stock, Pre-Funded Warrants.

Each Pre-Funded Warrant will have an exercise price of $0.001 per share and will be exercisable immediately upon the Original Issue Date (as defined in the Pre-Funded Warrant) until the Pre-Funded Warrant is exercised in full.

Registration Rights Agreement

Also on October 2, 2025, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Conversion Shares and the Warrant Shares (the “Registrable Securities”). The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) no later than the fifth business day following the date that the Company obtains the Stockholder Approval (the “Filing Deadline”) and to use reasonable best efforts to have the registration statement declared effective within 60 days after the Filing Deadline, subject to certain exceptions and specified penalties if timely effectiveness is not achieved and maintained.

The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities on each of the registration statement.

The Company has agreed to, among other things, indemnify each Investor, the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of such Investor, and each other person, if any, who controls such Investor (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Exchange Act), and the officers, directors, partners, members and managers of each such controlling person, under the registration statement against certain liabilities incident to the Company’s obligations under the Registration Rights Agreement.

The Securities to be issued and sold to the Investors under the Purchase Agreement will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Investors. The Securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Certificate of Designation, the Series A Warrants, the Series B Warrants and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement, the Certificate of Designation, the form of Series A Warrant, the form of Series B Warrant and the form of the Pre-Funded Warrant, copies of which are filed as Exhibit 10.1, 10.2, 3.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and the placement agents expressly named as third-party beneficiaries therein and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the PIPE financing is incorporated by reference into this Item 3.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.

Pursuant to the terms of the Purchase Agreement, on October 3, 2025, the Company filed the Certificate of Designation with the Delaware Secretary of State designating 57,722 shares of its authorized and unissued preferred stock as Series B Preferred Stock. The Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series B Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Certificate of Designation.

Shares of Series B Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding shares of Series B Preferred Stock will be required to amend the terms of the Series B Preferred Stock.

Shares of Series B Preferred Stock will be entitled to receive dividends equal to (on an as-if-converted-to-Common Stock basis), and in the same form and manner as, dividends actually paid on shares of Common Stock, and will rank senior to all Common Stock and other classes of capital stock created specifically ranging junior to the Series B Preferred Stock, and will rank on parity with the Company’s Series A convertible preferred stock, par value $0.001 per share, in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up, whether voluntarily or involuntarily.

In the event of liquidation, dissolution, or winding up of the Company, holders of Series B Preferred Stock will be entitled to be paid an amount equal to the greater of (i) $1,400 per share of Series B Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock (disregarding for such purpose any limitations on beneficial ownership or other limitations on conversion) immediately prior to such liquidation, dissolution or winding up, before any payments shall be made or any assets distributed to holders of any class of Common Stock or other junior securities of the Company.

The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On October 3, 2025, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing positive topline results for the next-generation GABA-aminotransferase inhibitor, OV329, that demonstrate strong inhibitory activity and a potential best-in-category safety profile.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.

4.1	Form of Series A Warrant.

4.2	Form of Series B Warrant.

4.3	Form of Pre-Funded Warrant (included as Exhibit A to the Form of Series A Warrant filed as Exhibit 4.1).

10.1	Securities Purchase Agreement, dated as of October 2, 2025, by and among Ovid Therapeutics Inc. and the Investors named therein.

10.2	Form of Registration Rights Agreement.

99.1	Press Release, dated October 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: October 3, 2025

OVID THERAPEUTICS INC.

By:	/s/ Jeffrey Rona
Jeffrey Rona
Chief Business and Financial Officer